                                                                    EXHIBIT 23.3

The Board of Directors
Anika Therapeutics, Inc.:

  We consent to the references to our firm under the caption "Experts" contained in the Registration Statement on Form SB-2 of Anika Therapeutics, Inc. and the Prospectus forming a part thereof.

                                          Hamilton, Brook, Smith & Reynolds,
                                           P.C.

                                                    /s/ David E. Brook
                                          By: ________________________________
                                                      David E. Brook

October 29, 1997